                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                 three months ended December 31, 1995 and 1994

                 Exhibit 11 - Computation of Earnings Per Share
               (Unaudited - in thousands, except per share data)

                                                                          Three Months Ended
                                                                 -------------------------------------
                                                                 December 31,              December 31,
                                                                      1995                    1994
                                                                 -------------            -------------
Weighted-average number
 of common shares                                                        7,882                    7,839

Dilutive effect of outstanding
 stock options                                                             133                      118
                                                                 -------------            -------------
Weighted-average number of
 common and common equivalent
 shares outstanding                                                      8,015                    7,957
                                                                 -------------            -------------

Net income (loss) per statements
 of operations                                                   $      (5,088)           $       2,880
                                                                 =============            =============

Net income (loss) per common and
 common equivalent share                                         $       (0.63)           $        0.36
                                                                 =============            =============

                     MICROS SYSTEMS, INC. AND SUBSIDIARIES
                  six months ended December 31, 1995 and 1994

                 Exhibit 11 - Computation of Earnings Per Share
               (Unaudited - in thousands, except per share data)

                                                                           Six Months Ended
                                                                 --------------------------------------
                                                                 December 31,              December 31,
                                                                      1995                    1994
                                                                 -------------            -------------
Weighted-average number
 of common shares                                                        7,872                    7,820

Dilutive effect of outstanding
 stock options                                                             126                      130
                                                                 -------------            -------------
Weighted-average number of
 common and common equivalent
 shares outstanding                                                      7,998                    7,950
                                                                 =============            =============

Net income (loss) per statements
 of operations                                                   $      (1,834)           $       5,916
                                                                 =============            =============

Net income (loss) per common and
 common equivalent share                                         $       (0.23)           $        0.74
                                                                 =============            =============





                                       19